As Filed With the Securities and Exchange Commission on June 3, 2014

                                                     Registration No. 333-187544
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                 Amendment No. 6

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TICKET CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      7999
            (Primary Standard Industrial Classification Code Number)

                                   46-1838178
                        (IRS Employer Identification No.)

                     9625 Mission Gorge Road, Suite B2 #318
                                Santee, CA 92071
                          e-mail: ticketcorp1@yahoo.com
                   Telephone (775) 352-3936 Fax (775) 201-8190
   (Address and telephone number of registrant's principal executive offices)

                            Jill Arlene Robbins, P.A.
                                  525 93 Street
                             Surfside, Florida 33154
               Telephone: (305) 531-1174 Facsimile: (305) 531-1274
                          Email: jillarlene@jarepa.com
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock
   Shares          15,000,000          $0.0033         $49,500         $6.75
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Ticket Corp.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                                  TICKET CORP.
                                   PROSPECTUS
                                15,000,000 SHARES
                        COMMON STOCK AT $.0033 PER SHARE

This is the initial offering of common stock of Ticket Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 15,000,000 shares of common stock at a price of $.0033 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. They will sell the shares and intend to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction; however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. The shares will be offered at a price of $.0033 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 2014 (date to be inserted upon effectiveness of the Registration Statement).

                 Offering Price                              Proceeds to Company
                   Per Share           Commissions             Before Expenses
                   ---------           -----------             ---------------
Common Stock        $0.0033           Not Applicable               $49,500
Total               $0.0033           Not Applicable               $49,500

Ticket Corp. is an active development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Ticket Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS", BEGINNING ON PAGE 5, BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2014

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     The Offering                                                            5
RISK FACTORS                                                                 5
     Risks Associated with our Business                                      5
     Risks Associated with this Offering                                    11
USE OF PROCEEDS                                                             14
DETERMINATION OF OFFERING PRICE                                             15
DILUTION                                                                    15
PLAN OF DISTRIBUTION                                                        16
     Offering will be Sold by Our Officers and Directors                    16
     Terms of the Offering                                                  16
     Deposit of Offering Proceeds                                           17
     Procedures and Requirements for Subscribing                            17
DESCRIPTION OF SECURITIES                                                   17
INTEREST OF NAMED EXPERTS AND COUNSEL                                       18
DESCRIPTION OF OUR BUSINESS                                                 18
     Executive Summary                                                      18
     Distribution Methods                                                   22
     Competitive Strengths and Strategy                                     23
     Sources and Availability of Raw Materials                              23
     Dependence on one or a few Major Customers                             23
     Patents, Trademarks, Franchises, Concessions, Royalty Agreements
      or Labor Contracts                                                    24
     Need for Government Approval for Proposed Products or Services         24
     Bankruptcy or Similar Proceedings                                      24
     Reorganization, Purchase or Sale of Assets                             24
     Effects of Existing or Probable Government Regulation                  24
     Research and Development Costs during the Last Two Years               24
     Costs and Effects of Compliance with Environmental Laws                24
     Employees and Employment Agreements                                    24
DESCRIPTION OF PROPERTY                                                     25
LEGAL PROCEEDINGS                                                           25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    25
REPORTS TO SECURITY HOLDERS                                                 27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                33
EXECUTIVE COMPENSATION                                                      35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              38
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                            38
AVAILABLE INFORMATION                                                       39
FINANCIAL STATEMENTS                                                        39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       39

                                  TICKET CORP.
                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "THE COMPANY" REFERS TO TICKET CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

Ticket Corp. was incorporated in the State of Nevada on January 17, 2013. We are an active development stage company with the intention of becoming a seller of tickets to concerts, sporting events, theatre and other entertainment events. Our current target market is the San Francisco Bay area.

Our intent is to develop our software application ("app") that will allow the general public to purchase tickets using their smart phones and tablets such as Android and Apple enabled devices. The app, when purchased and downloaded by the customer will allow them to receive their tickets with barcodes directly onto their Android and Apple smart phones and tablets. When our customers arrive at the event venue, the unique barcode on their smart phones or tablets will be verified with the existing scanners already in use at event venues. Our proposed software applications are designed to reduce the risk of lost tickets and ticket fraud. Additional features will include recommended parking locations at the venue, proper venue entrance instructions, and allow our ticket purchasers to directly purchase event related merchandise.

We also intend to process orders from our customers and track their buying history. We intend to use our potential customers' purchasing history to make recommendations for upcoming events based upon their previous purchases. Our intention is to maintain our potential customers' purchasing history as private information and not sell or share this information to others.

Our business plan is based in part on our ability to purchase and re-sell tickets for special events, attractions, and shows / exhibits. We have begun the initial phase of our business plan of operations by continuing to develop our website and our ticket application software, which includes our proprietary price fluctuation and data analysis software which we intend to use for marketing purposes. This software allows the company to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point and sell as close as possible at their highest selling point. As of the date of this prospectus, we intend to offer our proprietary data analysis software to non-competitor companies as an interim source of cash flow and have secured our first contract to provide this software to a customer per a software development contract. Management estimates that revenues from a current contract for software development will provide initial funding of $30,000 during the early part of our business plan. This will allow us to move forward with the first phase of our plan of operations and replenish or supplement cash we are using for near-term regulatory filings, legal and accounting costs. Management estimates it will take 6 months from the completion of this Offering to implement our plan of operations to the point where we will be able to generate revenue from ticket and app sales. There is no guarantee that we will earn revenue in six month or ever. We intend to use the net proceeds from this offering to further develop our business operations, which is the sale of our software application that will allow the general public to purchase event tickets using their smart phones or tablets such as Android and Apple enabled devices. This will allow our customers to receive their tickets with barcodes directly onto their Android and Apple smart phones and tablets. Management estimates it will take the full amount of the offering, $49,500, to accomplish our business goals. (See "Business of the Company" and "Use of Proceeds".)

We are an active development stage company with $44,000 in revenues and a limited operating history. The mailing address for the principal executive offices is 9625 Mission Gorge Road, Suite B2 #318, Santee, CA 92071. The telephone number is (775)352-3936.

We received our initial funding of $33,000 through the sale of common stock to Russell Rheingrover, an officer and director who purchased 33,000,000 shares of our common stock at $0.001 per share on January 31, 2013. After the completion of this offering he will own 69% of the outstanding common stock of the company. (See "Risk Factors", specifically page 10, to be advised of the risks to other shareholders due to his majority ownership). Our financial statements from inception (January 17, 2013) through January 31, 2014 report $44,000 in revenues and a net loss of $9,709. Based on the 33,000,000 shares outstanding at January 31, 2014 and the additional 15,000,000 shares we plan to issue during this offering, the implied aggregate market price of our stock at the issue price of $0.0033 is $158,400 in aggregate. As is it likely the company will have deficits during the first year, these deficits will affect the implied aggregate price of the common stock. Our independent auditor has issued an audit opinion for Ticket Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We will not be able to execute our full business plan until this offering is completed. In the meantime Management is actively working on software development, including work on the proprietary price fluctuation and data analysis software per a Software Consulting and Development Agreement. All rights to our software are owned by Ticket Corp. and will be utilized for our own data analysis as an integral part of our planned marketing efforts. Per this Agreement we generated $30,000 in revenue, and intend to utilize this funding during the coming months of our business plan in order to replenish or supplement cash we are using for near-term regulatory filings, legal and accounting costs which will allow us to move forward with the first phase of our plan of operation. Our cash balance at January 31, 2014 was $9,391 with $14,000 in accounts receivable. Management estimates our current monthly "burn rate" to be $3,000 and estimate our current cash and receivables will last until August 2014, if no additional revenues are realized.

Mr. Rheingrover, who currently owns 100% of our outstanding voting stock, is also the Chief Executive Officer of Jiffy Tickets, a national reseller of concert, theater, sporting and event tickets. He currently devotes approximately 5 hours of his business time to our affairs and the balance to Jiffy Tickets. He owes a fiduciary duty of loyalty to us, but also owes similar fiduciary duties to Jiffy Tickets. Due to his responsibilities to serve both companies, there is potential for conflicts of interest. He will use every effort to avoid material conflicts of interest generated by his responsibilities to both companies, but no assurance can be given that material conflicts will not arise which could be detrimental to our operations and financial prospects.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

THE OFFERING

The Issuer:                  Ticket Corp.

Securities Being Offered:    15,000,000 shares of common stock.

Price per Share:             $0.0033

Offering Period:             The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                $49,500

Securities Issued
And Outstanding:             33,000,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs:          We estimate our total offering registration costs
                             to be $12,600.

Risk Factors:                See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction; however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Ticket Corp was incorporated on January 17, 2013 and we have only recently commenced our business operations. Until we are actually in the marketplace for a demonstrable period of time, it is impossible to determine if our business strategy will be viable or successful. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THEREFORE THERE IS SUBSTANTIAL UNCERTAINTY WE WILL CONTINUE ACTIVITIES IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

As a result of our election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2), our financial statements may not be comparable to companies that comply with public company effective dates.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATION.

We were incorporated on January 17, 2013 have a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by development stage companies in evolving industries. Some of these risks and uncertainties relate to our ability to:

     1.   Establish and maintain our market position;
     2.   Respond to competitive market conditions;
     3.   Increase awareness of our brand;
     4.   Respond to changes in our regulatory environment;

     5.   Maintain effective control of our costs and expenses;
     6.   Raise sufficient capital to sustain and expand our business; and
     7.   Attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

WHILE WE HAVE COMPLETED A SOFTWARE DEVELOPMENT CONTRACT AND HAVE RECEIVED PAYMENT, WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE ADDITIONAL REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

While we are an active development stage company and have begun initial operations, we will not be able to commence material operations until we complete our offering. While we have generated revenue from a contract and minimal sales, we have not yet generated sufficient revenues from operations needed to complete all of our software development. The timing of our ability to commence material operations and generate revenues is contingent on the success of this Offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR BUSINESS WILL BE DEPENDENT ON OUR ABILITY TO PURCHASE TICKETS FROM PROMOTERS AND VENUES TO BE ABLE TO RESELL TICKETS TO CONSUMERS. IF WE ARE UNABLE TO PURCHASE TICKETS OUR BUSINESS WILL BE ADVERSELY AFFECTED.

If we are unable to purchase tickets from promoters or venues, we may not be able to execute our business plan. Our director has agreed to provide shortfall funding of up to $50,000 for ticket purchases however we may face inventory shortages if we are unable to retain enough cash to purchase the tickets for resale. If we are unable to purchase for resale from primary sellers enough inventory of tickets, or there is not enough inventory for us to acquire in the primary or secondary markets, our business, financial condition and/or results of operations could be materially and adversely affected.

Another important component of our success will be the ability to establish and maintain relationships with service providers, including providers of credit card processing, internet services, as well as advertisers, among other parties. Any inability to establish these relationships or adverse changes in these relationships, including the inability of these parties to fulfill their obligations to us for any reason, could adversely affect our business.

OUR SUCCESS DEPENDS, IN SIGNIFICANT PART, ON ENTERTAINMENT, SPORTING AND LEISURE EVENTS AND ANY FACTORS THAT MAY HAVE AN ADVERSE AFFECT ON SUCH EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROPOSED BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our plan is to sell tickets to live entertainment and leisure events at arenas, stadiums, theaters and other facilities. Accordingly, our business, financial condition and results of operations will be directly affected by the popularity, frequency and location of such events. Ticket sales are sensitive to fluctuations in the number and pricing of entertainment and leisure events and activities offered by promoters, facilities, and adverse trends in the entertainment and leisure event industries could adversely affect our business. In addition, general economic conditions, consumer trends, work stoppages, natural disasters and terrorism could have a material adverse effect on our business. Entertainment-related expenditures are particularly sensitive to business and personal discretionary spending levels, which tend to decline during general economic downturns. A protracted global recession could have a significant negative impact on our business, financial condition and results of operations could be negatively impacted.

THE TICKETING INDUSTRY IS HIGHLY COMPETITIVE AND COMPETITORS MAY NOT BE ABLE TO WIN BUSINESS AWAY FROM COMPETITORS, WHICH COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL PERFORMANCE.

The ticketing industry is highly competitive. We will face significant competition from established national, regional and local primary ticketing service providers as well as self-ticketing systems through facility box offices and season, subscription or group sales. We will also face competition in the resale of tickets from online auction websites and resale marketplaces and from other ticket resellers with online distribution capabilities. There can be no assurance that if we are able to establish our business that will be able to compete successfully in the future with existing or potential competitors or that competition will not have an adverse effect on its business and financial condition.

OUR BUSINESS MAY SUFFER IF IT IS ALLEGED OR DETERMINED THAT THE TECHNOLOGY WE DEVELOP INFRINGES UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

The technology industry is characterized by the existence of a large number of patents, copyrights, trademarks, trade secrets and other intellectual and proprietary rights. Companies in the technology industry are often required to defend against litigation claims based on allegations of infringement or other violations of intellectual property rights. Many of our competitors and other industry participants have been issued patents and/or have filed patent applications and may assert patent or other intellectual property rights within the industry. Our future technologies may not be able to withstand any third-party claims or rights against their use. Claims of intellectual property infringement might require us to redesign our application, delay releases, enter into costly settlement or license agreements or pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling our ticket services. The occurrence of any of these events may have a material adverse effect on our business.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY INTELLECTUAL PROPERTY PROTECTION FOR OUR TECHNOLOGY OR SERVICES, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

Since we have no copyright protection, unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, products or marketing materials. We have no plans to seek intellectual property protection at this time. Any encroachment upon our corporate information, including the unauthorized use of our brand name or the use of a similar name by a competing company, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WE MAY NOT BE ABLE TO ADAPT OUR BUSINESS QUICKLY ENOUGH TO CHANGING CUSTOMER REQUIREMENTS AND INDUSTRY STANDARDS.

The e-commerce industry is characterized by evolving industry standards, frequent new service and product introductions and enhancements and changing customer demands. We may not be able to adapt quickly enough and/or in a cost-effective manner to changes in industry standards and customer requirements and preferences, and any failure to do so could adversely affect our business. In addition, the continued widespread adoption of new Internet or telecommunications technologies and devices or other technological changes could require us to modify or adapt our respective services or infrastructures. We may be unable to devote financial resources to new technologies and systems in the future. Any failure on our part to modify or adapt those respective services or infrastructures in response to these trends could render our website and services obsolete, which could adversely affect our business.

IF THERE ARE EVENTS OR CIRCUMSTANCES AFFECTING THE RELIABILITY AND SECURITY OF THE INTERNET, ACCESS TO OUR WEBSITE AND/OR THE ABILITY TO SAFEGUARD CONFIDENTIAL INFORMATION COULD BE IMPAIRED CAUSING A NEGATIVE EFFECT ON THE FINANCIAL RESULTS OF OUR BUSINESS OPERATIONS.

Despite the implementation of security measures, once our website it up and running, our website infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as "cracking" or "hacking." Although we intend to implement security measures, such measures have been circumvented in the past by hackers on other websites on the internet, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse effect on our business, financial condition and results of operations.

ANY FAILURE TO COMPLY WITH EXISTING LAWS, RULES AND REGULATIONS AS WELL AS CHANGING LAWS, RULES AND REGULATIONS AND OTHER LEGAL UNCERTAINTIES, COULD ADVERSELY AFFECT OUR BUSINESS.

Our proposed business is to sell tickets and provide related services to consumers online. We will be subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions in the United States, which are subject to change at any time. For example, those laws, rules and regulations applicable to providers of primary ticketing and ticket resale services, which in some cases regulate the amount of transaction and other fees that they may be charged in connection with primary ticketing sales and/or the ticket prices that may be charged in the case of ticket resale services. New legislation of this nature is introduced from time to time in various jurisdictions in which we may sell tickets and provide services. Our failure to comply with these laws and regulations could result in fines and/or proceedings against us by governmental agencies and/or consumers, which if material, could adversely affect our business and results of operations. In addition, the promulgation of new laws, rules and regulations that restrict or otherwise unfavorably impact the ability or manner in which we may provide ticket services may require us to change certain aspects of our business to ensure compliance, which could decrease demand for services, reduce revenues, increase costs and/or subject us to additional liabilities.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IF WE FAIL TO GENERATE REVENUE IN THE ANTICIPATED TIMEFRAME. IF WE DO NOT OBTAIN SUCH FINANCING, WE MAY HAVE TO REDUCE OR CEASE OUR ACTIVITIES AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Our 12-month business plan will be funded by the $49,500 raised in this Offering. There is no assurance that we will operate profitably or generate positive cash flow in the future. We may require additional financing to sustain our business operations if we are not successful in receiving revenues at the levels we anticipate. We currently do not have any arrangements for further financing other than the Offering described in this prospectus, and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Because of the worldwide economic downturn or because of other reasons, we may not be able to raise any additional funds that we require on favorable terms, if any. The failure to obtain necessary financing, if needed, may impair our ability to continue in business.

IF WE OBTAIN DEBT FINANCING, WE WILL FACE RISKS ASSOCIATED WITH FINANCING OUR OPERATIONS.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.

OUR SUCCESS IS DEPENDENT ON A LIMITED NUMBER OF KEY EXECUTIVES.

The success of our business strategy and our ability to operate profitably depends on the continued employment of our management team. The loss of the services of one or more of these key executives could have a material adverse effect on our business, financial condition and/or results of operations. There can be no assurance that we will be able to retain our existing management, attract additional qualified executives or adequately fill new management positions or vacancies created by expansion or turnover. We do not have employment agreements with members of our management team and we do not maintain key-person life insurance policies on their lives. The loss of any of our management or key personnel could seriously harm our business.

OUR CHIEF EXECUTIVE OFFICER DOES NOT HAVE EXPERIENCE WITH MANAGING A PUBLIC COMPANY.

Our Chief Executive Officer has no direct training or experience in managing and fulfilling the regulatory reporting obligations of a public company. While his business experience includes management and marketing, particularly in the ticket industry, he does not have experience as an officer or director in a public company setting. In the event he is unable to fulfill any aspect of his duties to the Company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

HAVING ONLY TWO DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS INCLUDING SALARIES AND PERQUISITES.

We have only two directors, who are our principal executive officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving salary and perquisites. The directors will also determine their own salaries and perquisites and as a result there could be no funds for net income.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

RUSSELL RHEINGROVER, OUR SENIOR EXECUTIVE OFFICER IS ALSO THE SENIOR EXECUTIVE OFFICER OF JIFFY TICKETS WHICH COULD CREATE A POTENTIAL FOR CONFLICTS OF INTEREST.

Mr. Rheingrover who currently owns 100% of our outstanding voting stock is also the Chief Executive Officer of Jiffy Tickets, a national reseller of concert, theater, sporting and event tickets. He currently devotes approximately 5 hours of his business time to our affairs and the balance to Jiffy Tickets. He owes a fiduciary duty of loyalty to us, but also owes similar fiduciary duties to Jiffy Tickets. Due to his responsibilities to serve both companies, there is potential for conflicts of interest. He will use every effort to avoid material conflicts of interest generated by his responsibilities to both companies, but no assurance can be given that material conflicts will not arise which could be detrimental to our operations and financial prospects.

                       RISKS ASSOCIATED WITH THIS OFFERING

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the

Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, STOCKHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on FINRA's Over the Counter Bulletin Board ("OTCBB") upon the effectiveness of our Registration Statement on Form S-1, of which this prospectus forms a part. Our shares may never trade on the OTCBB. If no market is ever developed for our shares, it will be difficult for stockholders to sell their stock. In such a case, stockholders may find that they are unable to achieve benefits from their investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (33,000,000 shares) will be increased by $.0008 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.0033 (per share) to $0.0018 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.0015 per share, reflecting an immediate dilution of $.0018.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT A REPORTING ISSUER AND MAY NOT BECOME ONE.

We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

If our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock's liquidity, if any, affecting your ability to resell our common stock. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission and an automatic suspension would adversely affect the Company's ability to retain its quotation on the OTCBB.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $12,600 cost of this registration statement to be paid from existing cash on hand. If necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. There have been no discussions or written agreements regarding a maximum amount they are willing to loan the company. The agreements are verbal and are not binding by law. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the annual costs and expenses, including audit and legal fees, for SEC reporting and compliance to be $7,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. There is no guarantee that our shares will be quoted on the OTC Bulletin Board.

RUSSELL RHEINGROVER, AN OFFICER AND DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 69% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Rheingrover's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

AFTER COMPLETION OF THE OFFERING MR. RHEINGROVER WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER THE COMPANY DUE TO HIS PERCENTAGE OF OWNERSHIP OF OUR COMMON STOCK.

After the completion of this offering, Mr. Rheingrover, an executive officer and director, will own 69% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including approval of significant corporate transactions, changes in control of the company or other corporate matters. His opinion as to the best course of action for the company may differ from the opinions expressed by other stockholders and thus result in corporate decisions that may be disadvantageous to other stockholders.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $49,500. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                     Planned Expenditures Over
               Category                                 the Next 12 Months
               --------                                 ------------------

     Application Development                                 $10,000
     Web site development                                    $ 6,000
     Marketing and Promotions                                $18,500
     Legal and Accounting                                    $ 5,000
     Software integration                                    $10,000
                                                             -------
     TOTAL PROCEEDS TO COMPANY                               $49,500
                                                             =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be transferred to our operating bank account for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. We estimate our offering costs to be $12,600 which will be paid from our current cash on hand. We do not anticipate having a shortage of cash prior to the offering being completed, however; if necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. The loan would be interest-free with no specific terms of repayment, but not payable from proceeds of the offering. We will require full funding from the offering to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of January 31, 2014, the net tangible book value of our shares was $23,291 or ($.0007) per share, based upon 33,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $49,500, the net tangible book value of the 48,000,000 shares to be outstanding will be $72,891, or approximately $.0015 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (33,000,000 shares) will be increased by $.0008 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.0033 per share) of $.0018 per share. After completion of the offering, the existing shareholder will own 69% of the total number of shares then outstanding, for which he will have made an investment of $33,000 or $.001 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 31% of the total number of shares then outstanding, for which they will have made a cash investment of $49,500, or $.0033 per share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price Per Share                              $.0033
Net Tangible Book Value Prior to this Offering               $.0007
Net Tangible Book Value After Offering                       $.0015
Immediate Dilution per Share to New Investors                $.0018

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
Existing Shareholder     $.001        33,000,000         69%         $33,000

Investors in this
 Offering                $.0033       15,000,000         31%         $49,500

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This prospectus permits our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and directors will sell the shares and intend to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/directors were not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
     b. Our officer/directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and
     c. Our officer/directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and
     d. Our officer/directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Mr. Rheingrover and Ms. Nelson, who will be offering the securities, may each be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act of 1933, as amended. They each intend to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. A copy of this prospectus will be provided to any prospective investor.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.0033 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $49,500 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Ticket Corp. Subscriptions, once received by the Company, are irrevocable.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. A current officer and director owns 100% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

We are not required to furnish you with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act upon effectiveness of the registration statement. The reports will be filed electronically. The reports we will be required to file are on forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Jill Arlene Robbins, P.A. has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

George Stewart, CPA, an independent certified public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. George Stewart, CPA has presented their report with respect to our audited financial statements and it is included in reliance upon their authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

EXECUTIVE SUMMARY

Ticket Corp. is an active development stage company with a plan to make the purchasing and distribution of event tickets in the secondary market, easier, more accessible, and cost-effective for sellers and buyers of tickets. Ticket Corp. was incorporated in Nevada on January 17, 2013. At that time Russell Rheingrover was appointed CEO, President, Secretary, CFO, Treasurer and Director. The Board voted to seek capital and begin development of our business plan. We received our initial funding of $33,000 through the sale of common stock to Russell Rheingrover who purchased 33,000,000 shares of our Common Stock at $0.001 per share on January 31, 2013. Kristi Ann Nelson was named to the Board of Directors and elected as current Treasurer and C.F.O. on February 1, 2013.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

The entertainment and event sales market has multiple facets. Ticket Corp. intends to participate in the secondary market which includes the resale of tickets to concerts, sporting events, theatre, and other entertainment events. According to the website sportsbusinessdaily.com the secondary ticket market was a 3 Billion dollar market as of January 17, 2011. (http://www.sportsbusiness daily.com/Daily/Issues/2011/01/Jan-17/Facilities/Secondary-tix.aspx). There is no guarantee that we will be able to obtain any market share in this industry. We have chosen our initial target market to be the San Francisco Bay area. We chose San Francisco as it is considered to be one of the world's leading tourist destinations ranked following Paris, Barcelona and London and other premier international tourist cities according to US News and World Report. We intend to be a leading ticket supplier in the San Francisco Bay area by working with major hotels, venues and concierges. Though we have been unable to find data to support the exact percentage of the San Francisco secondary ticket market share, according to Ticketnews.Com (http://www.ticketnews.com/ticket_industry_rankings) the San Francisco Giants are ranked number 4 in ticket sales for professional football, basketball, baseball and hockey teams. There is no guarantee however that we will be able to sell any tickets.

The use of Barcode scanning is common on smart phones and is in regular use by businesses. Examples include major ticket and retail business such as Starbucks and Amtrak. A quick reference for expanding use of Barcode scanning may be found at "wikipedia.org". Smart phone users may download tickets or purchase and store tickets for various events using "Passbook(R))". Two examples of venues currently using smart phone barcode scanned tickets are the Oracle Arena in Oakland California and AT&T Park in San Francisco California.

We intend to utilize our proprietary software systems and algorithms to purchase multiple event tickets at their lowest available price on a daily basis beginning on the date the event tickets go on sale, and then resell them on a daily basis at their projected daily highest prices until the event actually takes place. Our proprietary algorithms are the mathematical software program steps we developed so that our software continuously predicts the highest available spread between "buying low and selling high" for each purchase and each sale - up to the last minute before the event takes place. When executed correctly, this available spread between "buying low and selling high" is intended to be the source of our gross profits. In addition, we intend to utilize our proprietary software systems and algorithms to offer our customers event merchandise for sale through their smartphones or tablets, and follow up with recommended additional services, related events and merchandise that fit their buying choices. The longer our customers continue to conduct their ticket purchases with us, our proprietary software systems and algorithms are designed to self-correct and customize our future offerings of services, related events, and merchandise to fit each customer's buying preferences. As each of our customers' buying preferences change, so will our offerings of services, related events, and merchandise.

The company intends to record when new event tickets will be on sale and utilize out software to allow us to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point. We believe this will keep our overhead low by not maintaining a warehouse of tickets, or merchandise. It also means we will be able to utilize our software and algorithms to cater to each customer's changing preferences for services, related events, and merchandise.

There is no guarantee that our business plan will succeed as we may be unable to purchase and resell event tickets per our plan. Also, there is no guarantee our potential customers will utilize our offerings of additional services, related events or merchandise.

Due to the C.E.O.s experience and relationships in the event marketing industry the company intends or has already had informal discussions regarding purchase and resale of tickets and the other capabilities of our app such as the selling event merchandise through our Smart Ticket Application, with the following groups: Live Nation, the San Francisco 49'ers, San Francisco Giants, Golden State Warriors Shoreline Amphitheatre, The Gorge and the San Jose Earthquakes. Live Nation is an owner of venues, a promoter of events and seller of tickets and Mr. Rheingrover has a long standing relationship with them to buy tickets from select events throughout the United States. The company intends to buy and sell tickets from the following teams, venues and primary ticket agencies: the San Francisco 49'ers, San Francisco Giants, Golden State Warriors Shoreline Amphitheatre, The Gorge and the San Jose Earthquakes. Ticketmaster and Live Nation are primary vendors of tickets. We intend to purchase tickets from both companies. As buyers of tickets, we are not their competitors. Ticketmaster has a presence in the secondary market as well as the primary market. We purchase from them through the primary market and resell through them on the secondary market. They charge Ticket Corp a 5 percent fee and the buyer a service fee based on the cost of the ticket. There is no conflict as they welcome our purchases and the fees that they collect from our sales. We do not need any agreements with these companies as we intend to act as buyers of tickets, which we will then resell. Ticket Corp will not have limitations on volume nor will we pay a higher price by not having agreements. The price and the availability of tickets from primary resellers are determined by market demand for the artist and the event promotion.

We may post tickets we purchase on Stubhub for sale to buyers, this would broaden our audience of potential buyers. Multiple sellers post tickets for sale on Stubhub and buyers go there to buy tickets, when buyers click on a ticket that we have posted on Stubhub they are directed to our website for the purchase. We intend to use our management's experience and our software to time the ticket sales side of our business to maximize the highest price possible in order to maintain positive cash flow and profit. We do not have any agreements in place with any of these groups and there is no guarantee that we will be able to sell tickets for these teams or venues. We also acknowledge that because we rely on Stubhub and other online brokers there may be some impact on price or profit due to competition from other sellers. We try to mitigate this by using our forecasting technology tools and the opportunity to be exposed to more potential buyers.


Ticket Corp does not, and will not, implement automated purchasing agents. The company relies on manual purchasing based on methodology devised of tracking history and demand. The Company intends to record when new event tickets will be on sale, physically purchase initial ticket inventories and utilize our software to allow us to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point. We will continue to buy and sell tickets up to the time the event occurs. Purchases are made via deduction from the company's cash account and we manually enter the CAPTCHA.


After the initial public funding, one of our directors, Mr. Rheingrover, provided the company with a written agreement to provide sufficient funding to cover possible daily cash shortfalls in purchasing tickets in an amount up to $50,000 for one year. As our management will control the dollar amount of daily purchases, we can cease ticket purchases whenever we have reached our shortfall limit. We believe this one year funding commitment will be sufficient as a daily cash reserve, based upon our management's experience. However, we have conducted no formal study or research in making this shortfall limit. Our C.E.O. is currently the C.E.O. of a company in the secondary ticket market, he spends only 5 hours of his business time per week on our affairs and there is no guarantee that we will benefit from his relationships in the event marketing industry.

After the initial public funding, one of our directors, Mr. Rheingrover. provided the company with a written agreement to provide sufficient funding to cover possible daily cash shortfalls in purchasing tickets in an amount up to $50,000 for one year. As our management will control the dollar amount of daily purchases, we can cease ticket purchases whenever we have reached our shortfall limit. We believe this one year funding commitment will be sufficient as a daily cash reserve, based upon our management's experience. However, we have conducted no formal study or research in making this shortfall limit. Our C.E.O. is currently the C.E.O. of a company in the secondary ticket market, he spends only 5 hours of his business time per week on our affairs and there is no guarantee that we will benefit from his relationships in the event marketing industry.

We intend to implement the following steps of our proposed business plan:

     * The company intends to develop a method for delivering tickets directly to the smartphone via text and Website. This will be done through adaptation of existing MAC IOS and Android developer kits or creation of a new applet that will deliver the exact image of the ticket including barcode to the consumer allowing them to gain access to the venue through the scanned barcode. The ticket will be in PDF format and will be delivered by an access code that once entered unlocks the ticket.
     * Develop databases of our customers' purchasing history to make recommendations for upcoming events, and for use in creating direct marketing strategies.
     * Create contests and promotions on social media websites such as Facebook and Twitter to create ongoing customer loyalty and generate sales.
     * We intend to have our company representatives attend concerts, sporting, theatres and other entertainment events to promote our ticketing services.
     * We have a development stage website, "ticketcorp.com", that we intend to complete over the next twelve months in order to generate adverting revenue, sell tickets and event related products.

Management entered into a Software Consulting and Development Agreement, dated May 8, 2013, to license our proprietary price fluctuation and data analysis software to our customer, Sure Street, Inc.. The rights to our software are owned solely by Ticket Corp. and we intend to utilize our data analysis software as an integral part of our planned marketing efforts. Per this Agreement we generated $30,000 in revenue and intend to utilize this funding during the coming months of our business plan in order to replenish or supplement cash we are using for near-term regulatory filings, legal and accounting costs and allow us to move forward with the initial phase of our plan of operation. We have also generated $14,000 in revenue from ticket sales.

We are an active development stage business. In order to implement the Company's business plan, the company has completed the following steps to date:

     1.   Purchased our domain name WWW.Ticketcorp.com in January 2013.
     2. Retained a web designer as of February 2013 who has designed our company logo and website, which is currently an active website.
     3. Built a database extension and electronic file system that allows us to store and search customer records. We intend to use this database to analyze our customer database to make selected recommendations for upcoming events. These were completed in April 2013.
     4. Completed the design of its Smart Ticket Application for use on iPhone and Android Phone operating systems. This application delivers an electronic ticket to customers' phones via text message. It allows scanners at event sites to scan the customers' phones and confirm the customers' valid ticket purchases for event entry without paper tickets.
     5. Developed a feature for selling event merchandise through our Smart Ticket Application. This allows us to send our customers a text code that allows them to purchase event merchandise without having to stand in line at post event sales booths.
     6. Developed an additional software feature which allows us to analyze current customer purchases and recommend customized future additional services and products via their phones.
     7. We retained a software engineer to develop our price fluctuation and data analysis software. We have begun the initial phase of our business plan of operations by continuing to develop our website and our ticket application software, which includes our proprietary price fluctuation and data analysis software which we intend to use for marketing purposes. This software allows the company to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point and sell as close as possible at their highest selling point. As of the date of this filing, we intend to offer our proprietary data analysis software to non-competitor companies as an interim source of cash flow and, being reported as a subsequent Event to the financial statements included in this prospectus, we have secured our first contract to provide this software to a customer per a software development contract, invoiced the customer $30,000 and received payment in November 2013.
     8. We retained a technology advisor. He was chosen for his knowledge in engineering and marketing in the ticket and event industry. He will assist the company with its technology applications.

With an estimated budget of $49,500, we intend to further implement the following steps upon completion of our public offering.

     * Complete and final test our ticket application software in the first quarter following funding.

     * Complete our development stage website in the first quarter 2014, "ticketcorp.com", in order to be able to place and process ticket orders.
     * Continue to actively pursue additional non-competitive customers in order to license our proprietary price fluctuation and data analysis software. As of the date of this filing, we have not identified or approached any additional potential customers for possible sales of our software.
     *    Generate ticket sales revenue in the first quarter 2014.

     * Create contests and promotions on social media websites such as Facebook and Twitter to encourage ongoing customer loyalty and generate sales growth.
     * We intend to have our company representatives attend concerts, sporting, theatres and other entertainment events to promote our ticketing services.

There is no guarantee that we will be able to obtain market share in this industry.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

We currently have no agreements with any venues, we have not yet developed software for use on Android or Apple enabled devices and we have no agreements with Apple or other providers of smartphone operating systems to offer our products on Android or Apple enabled devices.

We intend to sell tickets online to concerts, sporting events, theatre, and other entertainment events directly to our customers using their smart phones and tablets such as Android and Apple enabled devices. When our customers arrive at an event venue, the unique barcode on their smart phones and tablets will be verified with the existing scanners already in use at the event venues. Ticket Corp will be using universal barcodes that work with any scanning device. Venues that have ticket scanning capability accept barcodes on Smart Phones. There does not need to be an agreement with any venue that uses the universal barcodes. There are still some older and smaller venues that do not utilize universal barcodes or use scanning devices and still tear tickets. Management will work with each venue to confirm the type of scanners they use to avoid any problems at the event. Our proposed software applications are designed to reduce the risk of lost tickets and ticket fraud. We also intend to sell event related merchandise on line to our customers which will be shipped directly to the customers by the vendors.


We currently have the ability and we do forward the original bar codes associated with original tickets purchased for our current sales for all venues, including major league baseball games. Ticket sellers and resellers such as Stubhub and Ticketmaster also forward original bar codes associated with sales for most of their venues. In addition, Stubhub has an agreement with major league baseball to cancel and reissue new bar codes. Ticketmaster cancels and reissues new bar codes for venues they own or shows they manage or support.


We do not currently have any event ticket customers. If we are successful in our business plans and attract customers they may use our website once it is up and running or use our proposed smartphone application to choose the venue, event time and date and purchase their tickets through PayPal or their credit card. The tickets will be delivered to our customers' smart phones and tablets with a unique bar code capable of being scanned at the event venue. The benefits of our proposed on line distribution method:

     *    Reduce buyers' cost of shipping and handling
     *    Quicker turn-around time and delivery of tickets
     *    Eliminate the risk of tickets being lost or stolen in the mail

Management's research shows that almost all transactions are done via email where the customer must find a printer to use. Some companies may offer some form of ticket delivery similar to the one we are proposing, but it is Management's belief that our app, once development is complete, will be able to compete in this market.

PRICING


We intend to use our management's experience and our software to time the ticket sales side of our business to maximize the highest price possible in order to maintain positive cash flow and profit. We have developed our proprietary price fluctuation and data analysis software which we intend to use for marketing and purchasing purposes. The company intends to record when new event tickets will be on sale and utilize out software to allow us to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point. This software allows the company to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point and sell as close as possible at their highest selling point. Our pricing will be based upon market demand. Each event has a limited amount of available tickets and as the event date approaches, the price will normally fluctuate with the supply and demand for tickets offered for sale. Other variables that can affect this are weather, team performance, the last minute absence of a key player or performer, the last minute addition of additional shows by the promoter or performer.


STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

We currently have no new product or service publicly announced.

OVERVIEW OF THE ONLINE TICKETING INDUSTRY

Management believes, based on our experience as frequent attendees of events, that ticketing is an industry that has experienced very little innovation over many years, but is now evolving into a business that increasingly emphasizes improving the experience for the two most important parties involved in ticketing for any entertainment and sporting event - patrons and the providers of the entertainment. Though the technology for delivering tickets via smartphones is already in use within the industry, in our opinion it is not widely or effectively used, in our opinion.

COMPETITION, COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

The ticketing industry is highly competitive. We will face significant competition from established national, regional and local primary ticketing service providers as well as self-ticketing systems through facility box offices and season, subscription or group sales. We will also face competition in the resale of tickets from online auction websites and resale marketplaces and from other ticket resellers with online distribution capabilities. There can be no assurance that if we are able to establish our business that will be able to compete successfully in the future with existing or potential competitors or that competition will not have an adverse effect on our business and financial condition.

There are a number of competitors in this area including but not limited to Ace Tickets, Go Tickets and Tickets now. Management has identified the following providers of this service:

http://www.ictickets.com/FAQ/DeliveryMethods/
http://pittsburgh.pirates.mlb.com/ticketing/mobile_ticket_info.jsp?c_id=pit#tix_
delivery
http://www.fandango.com/faq/MobileTicketFaq.aspx
http://us.provenue.com/index.php/products/ticketsphone
http://www.xorbia.com/w/online-tickets-delivery/

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

We intend to purchase our tickets from arenas, amphitheaters, theaters, performance halls, golf tournaments, festivals and fairs, rodeos, sports teams. We intend to purchase most of our tickets from the primary ticket market which is defined as the original seller of the ticket.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not currently have any customers, however; due to the large number of individual ticket purchasers we will not be dependent upon one or few major customers if we are able to carry out our business plan.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

The Company presently has no patents or trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. We do not currently have any plans to seek intellectual property protection for our proposed app technology.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The Company will be subject to numerous state and local licensing laws and laws that require the disclosure of specified information to ticket purchasers.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

The Company will be subject to numerous state and local licensing laws and laws that require the disclosure of specified information to ticket purchasers.

In San Francisco and California there are no special licensing requirements to be an on-line ticket reseller. We are not subject to anti-scalping laws as these laws in both San Francisco and the State of California apply to physically selling tickets on or near the venue premises.

In addition, increasing concern over consumer privacy has led to the introduction from time to time of proposed legislation which could impact the direct marketing and market research industries. The Company does not know when or whether any such proposed legislation may pass or whether any such legislation would relate to the types of services currently provided by the Company or which the Company intends to develop. Accordingly, the Company cannot predict the effect, if any, that any such future regulation may have on its business.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not anticipate any costs or effects of compliance with environmental laws.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

We currently have two employees, our officers, Russell Rheingrover and Kristi Ann Nelson. Both plan to devote as much time to our business as is necessary and currently are responsible for our general strategy, fund raising and customer relations. Mr. Rheingrover estimates he is currently devoting approximately 5 hours per week to company matters and Ms. Nelson estimates she is spending approximately 2 hours on company matters per week. Once the offering is complete we may hire additional staff if revenues support the expense.

The Company's Technology Advisor is Steve Sarveil. He provides his knowledge of technology and acts as a conceptual advisor to the company's technology projects. He is neither an employee nor a contractor. He meets primarily via phone once a month and spends approximately 2 to 4 hours a month on company matters with no remuneration.

Mr. Rheingrover, who currently owns 100% of our outstanding voting stock, is also the Chief Executive Officer of Jiffy Tickets, a national reseller of concert, theater, sporting and event tickets. He currently devotes approximately 5 hours of his business time to our affairs and the balance to Jiffy Tickets. He owes a fiduciary duty of loyalty to us, but also owes similar fiduciary duties to Jiffy Tickets. Due to his responsibilities to serve both companies, there is potential for conflicts of interest. He will use every effort to avoid material conflicts of interest generated by his responsibilities to both companies, but no assurance can be given that material conflicts will not arise which could be detrimental to our operations and financial prospects.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The mailing address of our executive offices is 9625 Mission Gorge Road, Suite B2 #318, Santee, CA 92071. We currently operate out of the office of our President, Russell Rheingrover and consider our current space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

Currently, we have one (1) shareholder of record, Russell Rheingrover who owns 33,000,000 shares of our common stock.

RULE 144 SHARES

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect for over the-counter-stocks, including those quoted on the OTC Bulletin Board and the Pink Sheets, an affiliate of the company who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed one percent of the number of shares of the company's common stock then outstanding.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

STOCK OPTION GRANTS

None.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business, or;
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of the registration statement, of which this prospectus is a part, will be subject to certain reporting requirements by the U.S. Securities and Exchange Commission (SEC) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled "Risk Factors," above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

OUR PLAN FOR THE NEXT 12 MONTHS

We are actively working to advance our business plan and Management entered into a Software Consulting and Development Agreement dated May 8, 2013, to license our proprietary price fluctuation and data analysis software to our customer, Sure Street, Inc. The rights to our software are owned solely by Ticket Corp. and we intend to utilize our data analysis software as an integral part of our planned marketing efforts. Per this Agreement we generated $30,000 in revenue and intend to utilize this funding during the coming months of our business plan in order to replenish or supplement cash we are using for near-term regulatory filings, legal and accounting costs and will allow us to move forward with the first phase of our plan of operations. We have also generated $14,000 in revenue from ticket sales.

The company has completed the following steps to date:

     1.   Purchased our domain name WWW.Ticketcorp.com in January 2013.
     2. Retained a web designer as of February 2013 who has designed our company logo and website, which is currently an active website.
     3. Built a database extension and electronic file system that allows us to store and search customer records. We intend to use this database to analyze our customer database to make selected recommendations for upcoming events. These were completed in April 2013.
     4. Completed the design of its Smart Ticket Application for use on iPhone and Android Phone operating systems. This application delivers an electronic ticket to customers' phones via text message. It allows scanners at event sites to scan the customers' phones and confirm the customers' valid ticket purchases for event entry without paper tickets.

     5. Developed a feature for selling event merchandise through our Smart Ticket Application. This allows us to send our customers a text code that allows them to purchase event merchandise without having to stand in line at post event sales booths.
     6. Developed an additional software feature which allows us to analyze current customer purchases and recommend customized future additional services and products via their phones.
     7. Being reported as a subsequent event to the financial statements included in this prospectus, we have delivered and invoiced a major portion of our Customer Purchases Marketing software to a customer and will record this sale in our next financial statements.
     8. We retained a software engineer to develop our price fluctuation and data analysis software. We have begun the initial phase of our business plan of operations by continuing to develop our website and our ticket application software, which includes our proprietary price fluctuation and data analysis software which we intend to use for marketing purposes. This software allows the company to track and analyze ticket pricing trends in order to purchase tickets as close as possible at their lowest purchase point and sell as close as possible at their highest selling point. As of the date of this filing, we intend to offer our proprietary data analysis software to non-competitor companies as an interim source of cash flow and, being reported as a subsequent event to the financial statements included in this prospectus, we have secured our first contract to provide this software to a customer per a software development contract and invoiced the customer $30,000.

     9. We retained a technology advisor, Steve Sarveil. He provides his knowledge of technology and a conceptual advisor to the company's technology projects. He is neither an employee nor a contractor. He meets primarily via phone once a month and spends approximately 2 to 4 hours a month on company matters with no remuneration. He was chosen for his knowledge in engineering and marketing in the ticket and event industry. He will assist the company with its technology applications.

     10. We purchased a small amount of tickets in October 2013 in order to carry out beta testing on our application. This resulted in a small amount of revenue being generated from ticket sales in November 2013. We completed the beta test program at the end of November and have compiled the data to develop the final release version of the software. The results were positive and demonstrated the application is feasible. We intend to complete the software programming and release the application in July 2014.

Our plan after the Offering is complete includes:

First Quarter

Complete our Software Development and Integration and Website Development. Software integration is adapting our software to work on the various consumer devices such as Smart Phones and Tablets. This includes Technical Development $6,000, Website Development $5,000, Merchant PayPal Development $1,000, Customer Database Development, and Customer Lists $6,000. Total Estimated Costs $18,000.

Retain a Marketing - Public Relations Consultant to place stories and press releases about Ticket Corp, including but not limited to launch, strategic partnerships, contests and promotions including social media such as Facebook, Twitter and Instagram. Total Estimated Costs $2,500.

Marketing - Public Relations Consultant will implement promotions and contests to include but not limited to NFL pick `em contest, March Madness Contest etc. Total Estimated Costs $500.

Total Quarter Estimated Costs $21,000.

Second Quarter

Marketing - Public Relations Consultant to continue marketing plan to include stories and press releases, contests and promotions, etc.

Total Quarter Estimated Costs $9,000.

Third Quarter

Marketing - Public Relations Consultant to continue marketing plan to include stories and press releases, contests and promotions, etc. Total estimated costs $9,000.

In addition, Marketing - Public Relations Consultant to manage Hotel Concierge and Venue program by establishing relationships with major hotels and their concierges in the San Francisco Bay Area to have these concierges recommend Ticket Corp as their preferred provider of event tickets for their guests. Concierges are encouraged to promote Ticket Corp. by providing them with commissions and free tickets for referrals that result in sales. Total estimated costs $750.

Ticket Corp. intends to also recommend hotels that want to refer us to their guests by offering those hotels a "preferred hotel" status that will be listed on our website as a "recommended hotel" to our customers. There are no estimated costs for this "recommended hotel" program.

Total Quarter Estimated Costs $9,750.

Fourth Quarter

Marketing - Public Relations Consultant to continue marketing plan to include stories and press releases, contests and promotions, etc. Total estimated costs $9,000.

In addition, Marketing - Public Relations Consultant to manage Hotel Concierge and Venue program by establishing relationships with major hotels and their concierges in the San Francisco Bay Area to have these concierges recommend Ticket Corp as their preferred provider of event tickets for their guests. Concierges are encouraged to promote Ticket Corp. by providing them with commissions and free tickets for referrals that result in sales. Total estimated costs $750.

Ticket Corp. intends to also recommend hotels that want to refer us to their guests by offering those hotels a "preferred hotel" status that will be listed on our website as a "recommended hotel" to our customers. There are no estimated costs for this "recommended hotel" program.

Total Quarter Estimated Costs $9,750.

The total estimated cost for our operating plan for the twelve month period after the Offering is complete is approximately $49,500.

We purchased a small amount of tickets in October 2013 in order to carry out beta testing on our application. This resulted in a small amount of revenue being generated from ticket sales in November 2013. We completed the beta test program at the end of November and have compiled the data to develop the final release version of the software. The results were positive and demonstrated the application is feasible. We intend to complete the software programming and release the application in July 2014. Based on funding from our offering we anticipate beginning to procure tickets for resale on a regular basis in the first quarter of 2014. Management believes we will have enough cash on hand to purchase the initial inventory and sales will then support the ticket inventory purchases after the initial purchases. In addition, Mr. Rheingrover has provided the company with a written agreement to provide sufficient funding to cover possible daily cash shortfalls in purchasing tickets in an amount up to $50,000 for one year after the initial public funding.

If we are successful in implementing this initial part of the business plan and we begin to produce sales from the app or website, we may hire one or more additional staff to handle increased demands, site monitoring, data entry, and customer support. There may be additional demands placed on the company for website development and a consequent need to broaden the management team. Depending on availability of funds and the opportunities available to the Company, we may hire marketing personnel to access additional sales and distribution channels.

We estimate that we will need approximately $7,500 to cover accounting fees in the next twelve months to remain in compliance with SEC rules.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JANUARY 17, 2013) TO JANUARY 31, 2014

REVENUES

We have earned $44,000 in revenues since our inception. There is no assurance that we will be able to accomplish our business plan to earn additional revenues.

COST OF GOODS SOLD

We incurred $11,528 in cost of goods sold from inception through January
31,2014.

OPERATING EXPENSES

We incurred $42,181 in operating expenses from inception through January 31, 2014.

NET LOSS

We had a net loss of $9,709 for the period from inception to January 31, 2014.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2014, we had total current assets of $23,391. Our total current liabilities as of January 31, 2014 were $100. We had working capital of $9,291 as of January 31, 2014.

Cash flows provided by financing activities during the period from inception to January 31, 2014 amounted to $33,100 and consisted primarily of $100 as proceeds from a related party loan and $33,000 from common shares issued for cash.

Management entered into a Software Consulting and Development Agreement dated May 8th, 2013 with Sure Street, Inc. for proprietary price fluctuation and data analysis software. The rights to the software will be owned by the Company and will be utilized for our own data analysis for future marketing efforts. Management estimates this bridge funding of $30,000, during the early part of our business plan, will allow us to replenish or supplement cash we are using for near-term regulatory filings, legal and accounting costs. We have also generated $14,000 in revenue from ticket sales.

Based upon our current financial condition, Management believes we will have sufficient cash to operate our business at the current level of minimal operations for the next twelve months. We anticipate needing approximately $25,000 in the next 12 months in a limited operation scenario.

OFF BALANCE SHEET ARRANGEMENTS

As of January 31, 2014, there were no off balance sheet arrangements.

GOING CONCERN

The Company had limited operations during the period from January 17, 2013 (date of inception) to January 31, 2014. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the development stage and has minimal expenses, management believes that the Company's current cash of $9,391 and expected revenues is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding.

EMERGING GROWTH COMPANY STATUS

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act"). We will remain an "emerging growth company" for up to five years, or until the earliest of:

     1. the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,
     2. the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or
     3. the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

     * not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act ("Sarbanes Oxley") (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
     * reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
     * exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an

"emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

During the time we qualify as an emerging growth company we plan to take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     * A requirement to have only two years of audited financial statements and only two years of related MD&A:
     * Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
     * Reduced disclosure about the emerging growth company's executive compensation arrangements; and

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has generated $44,000 in revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

JOBS ACT EXTENDED TRANSITION PERIOD

As a result of our election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2), our financial statements may not be comparable to companies that comply with public company effective dates.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director         Age                  Position
  -----------------------         ---                  --------
Russell Rheingrover               48      Chairman and CEO, President, Secretary
9625 Mission Gorge Rd.                    and Director
Suite B2 #318
Santee, CA  92071

Kristi Ann Nelson                 46      Treasurer, CFO and Director
9625 Mission Gorge Rd.
Suite B2 #318
Santee, CA  92071

The persons named above are the only promoters of Ticket Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. Mr. Rheingrover has served in his positions from inception (January 17, 2013) until present and Ms. Nelson has served as Director since inception and as Treasurer & C.F.O. since February 1, 2013.

TERM OF OFFICE

Directors are appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Company by-laws or Nevada corporate law. Officers are appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We currently have two employees, Mr. Rheingrover and Ms. Nelson. Mr. Rheingrover and Ms. Nelson currently devote the hours necessary to our business and are responsible for our general strategy, fund raising and customer relations.

No officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) nor are they the subject of any currently pending criminal proceeding.

EXECUTIVE BIOGRAPHY

RUSSELL RHEINGROVER, PRESIDENT, SECRETARY, CEO AND DIRECTOR

Mr. Rheingrover is the founder of Ticket Corp. He has over twenty years' experience in building and developing emerging companies, primarily in the technology and entertainment industries.

From 2008 to current he has been the owner of Jiffy Tickets a national reseller of concert, theater, sporting and event tickets. From 2003 to 2008 he was Director of North American Sales for PureDepth Inc., whose patented technology is used to enhance an array of advanced electronic displays, including mobile devices, casino games, amusement games and public information displays. From 1999 to 2003 he was Director U.S Sales for Pulse Entertainment where he was responsible for developing relationships with many key entertainment groups including Warner Brothers and NBC. From 1996 to 1999 he was in charge of Retail and Channel Sales for Hitachi in North America. From 1993 to 1996 he was Senior Vice President of Sales and Marketing for Velocity Corp., a leading video game developer and distributor.

Mr. Rheingrover is a graduate of the University of Pacific with a Bachelor of Science in Business Administration with an emphasis on Marketing in 1987.

KRISTI ANN NELSON, TREASURER, CFO AND DIRECTOR

Ms. Nelson joined Ticket Corp. in February 2013. She has extensive experience in both technology and major media marketing.

From May 2009 to current she has been the Digital Account Director for IDG Enterprise (an International Data Group (IDG) company). IDG is a leading technology, media, research, event management, and venture capital organization. At IDG she is responsible for approximately 650 Business2Business clients in Washington and Oregon. Business2Business refers to "the exchange of products, services, or information between businesses rather than between businesses and consumers." From September 2008 to May 2009 she held the position of Account Manager for Computerworld at IDG Enterprise. From July 2006 to August 2008 she was a Regional Account Manager at Ziff Davis Enterprise, responsible for optimizing marketing strategies through integrated media programs for multiple clients. From November 2004 to June 2006 she was self-employed as a consultant in sales infrastructure assisting sales and marketing professionals in ways to improve their sales opportunities.

Ms. Nelson is a graduate of Cal State Chico with a Bachelor of Arts Degree in Psychology in 1992.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently our officers and directors receive no compensation for their services during the development stage of our business operations. Officers and directors are reimbursed for any out-of-pocket expenses they may incur on our behalf. In the future once revenue is being generated, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. No officer or director salaries will be paid from the proceeds of this offering. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

                           SUMMARY COMPENSATION TABLE

                                                                                Change in
                                                                                 Pension
                                                                                Value and
                                                                  Non-Equity   Nonqualified
                                                                  Incentive     Deferred       All
 Name and                                                           Plan         Compen-      Other
 Principal                                   Stock      Option     Compen-       sation       Compen-
 Position         Year   Salary     Bonus    Awards     Awards     sation       Earnings      sation     Totals
------------      ----   ------     -----    ------     ------     ------       --------      ------     ------
Russell           2014     0         0         0           0          0            0             0         0
Rheingrover,      2013     0         0         0           0          0            0             0         0
CEO, Director

Kristi Ann        2014     0         0         0           0          0            0             0         0
Nelson, CFO,      2013     0         0         0           0          0            0             0         0
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                     Option Awards                                           Stock Awards
         ----------------------------------------------------------------  ----------------------------------------------
                                                                                                                 Equity
                                                                                                                Incentive
                                                                                                    Equity        Plan
                                                                                                   Incentive     Awards:
                                                                                                     Plan       Market or
                                                                                                    Awards:      Payout
                                         Equity                                                    Number of    Value of
                                        Incentive                          Number                  Unearned     Unearned
                                       Plan Awards;                          of         Market      Shares,      Shares,
          Number of      Number of      Number of                          Shares      Value of    Units or     Units or
         Securities     Securities     Securities                         or Units    Shares or     Other         Other
         Underlying     Underlying     Underlying                         of Stock     Units of     Rights       Rights
         Unexercised    Unexercised    Unexercised  Option      Option      That      Stock That     That         That
         Options (#)    Options (#)     Unearned    Exercise  Expiration  Have Not     Have Not    Have Not     Have Not
Name     Exercisable   Unexercisable   Options (#)   Price       Date     Vested(#)     Vested      Vested       Vested
----     -----------   -------------   -----------   -----       ----     ---------     ------      ------       ------

Russell       0              0              0          0           0          0            0           0            0
Rheingrover

Kristi Ann    0              0              0          0           0          0            0           0            0
Nelson

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

Russell             0         0           0            0                0               0            0
Rheingrover

Kristi Ann          0         0           0            0                0               0            0
Nelson

On January 31, 2013, a total of 33,000,000 shares of common stock were issued to Russell Rheingrover in exchange for cash in the amount of $33,000 or $0.001 per share.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our directors, and or
(iii) our officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                       Amount and Nature     Percentage
                       Name and Address                  of Beneficial       of Common
Title of Class        of Beneficial Owner                  Ownership          Stock(1)
--------------        -------------------                  ---------          --------

Common Stock     Russell Rheingrover, President            33,000,000           100%
                 9625 Mission Gorge Rd., Suite B2 #318       Direct
                 Santee, CA  92071

                 Kristi Ann Nelson                                  0             0
                 9625 Mission Gorge Rd., Suite B2 #318
                 Santee, CA  92071

Common Stock     Officers and/or directors as a Group      33,000,000           100%

Holders of More Than 5% of Our Common Stock

N/A

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 33,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 33,000,000 shares have been issued to the existing stockholder, all of which are held by an officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities "initially issued" by a shell company (other than a business combination related shell company) or an issuer that has "at any time previously" been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 31, 2013, the Company issued a total of 33,000,000 shares of common stock to Russell Rheingrover for cash at $0.001 per share for a total of $33,000. A deposit of $30,000 was made by the Company on January 31, 2013 with the remaining $3,000 being carried as a Subscription Receivable. On February 11, 2013 the Subscription Receivable carried by the Company for $3,000 was fulfilled and deposited in the Company's bank account.

Mr. Rheingrover, who currently owns 100% of our outstanding voting stock, is also the Chief Executive Officer of Jiffy Tickets, a national reseller of concert, theater, sporting and event tickets. He currently devotes approximately 5 hours of his business time to our affairs and the balance to Jiffy Tickets. He owes a fiduciary duty of loyalty to us, but also owes similar fiduciary duties to Jiffy Tickets. Due to his responsibilities to serve both companies, there is potential for conflicts of interest. He will use every effort to avoid material conflicts of interest generated by his responsibilities to both companies, but no assurance can be given that material conflicts will not arise which could be detrimental to our operations and financial prospects.

Mr. Rheingrover has provided the company with a written agreement to provide sufficient funding to cover possible daily cash shortfalls in purchasing tickets in an amount up to $50,000 for one year after the initial public funding.

We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

                              FINANCIAL STATEMENTS

The financial statements of Ticket Corp. for the years ended January 31, 2014 and 2013 and related notes, included in this prospectus have been audited by George Stewart, CPA and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(A) DISMISSAL OF PLS, CPA

(a) On October 31, 2013, the board of directors of Ticket Corp. dismissed Anton & Chia, LLP, as our principal independent accountant. On November 12, 2013, we engaged George Stewart, CPA as our principal independent accountant.

Anton & Chia LLP's report on our financial statements for the fiscal year ended January 31, 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our fiscal year ended January 31, 2013 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Anton & Chia, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Anton & Chia, LLP, would have caused Anton & Chia, LLP to make reference to the subject matter of the disagreement(s) in connection with its report.

During our fiscal year ended January 31, 2013 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The reason for the dismissal of Anton & Chia, LLP was solely based upon financial consideration. As we are a development stage company, we must adhere to a strict budget. Our Board of Directors made the decision to dismiss Anton & Chia, LLP due to our inability to adhere to our budget based upon the fees charged by Anton & Chia, LLP.

We provided Anton & Chia, LLP with a copy of this disclosure prior to filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this disclosure, and if not, stating the respects with which they do not agree. The letter from Anton & Chia, LLP is included as Exhibit 16.1.

(b) During our fiscal year ended January 31, 2013 and in the subsequent interim period through the date of appointment of George Stewart, CPA on November 12, 2013, we have not consulted with George Stewart, CPA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, nor has George Stewart, CPA provided to our company a written report or oral advice that George Stewart, CPA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such period, we have not consulted with George Stewart, CPA regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

George Stewart, CPA has audited the January 31, 2014 financial statements included in this report and also re-audited the original period from inception (January 17, 2013) to January 31, 2013.

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ticket Corp.

I have audited the accompanying balance sheets of Ticket Corp. (A Development Stage Company) as of January 31, 2014 and 2013, and the related statements of operations, stockholders' equity and cash flows for the years ended January 31, 2014 and 2013 and for the period from January 17, 2013 (inception), to January 31, 2014. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ticket Corp., (A Development Stage Company) as of January 31, 2014 and 2013, and the results of its operations and cash flows for the years ended January 31, 2014 and 2013 and the period from January 17, 2013 (inception), to January 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
---------------------------------
Seattle, Washington
April 24, 2014

                                  TICKET CORP.
                          (A Development Stage Company)
                                 Balance Sheets
                                    (Audited)
--------------------------------------------------------------------------------

                                                                    Year Ended              Year Ended
                                                                 January 31, 2014        January 31, 2013
                                                                 ----------------        ----------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  9,391                $ 30,100
  Accounts Receivable                                                  14,000                      --
                                                                     --------                --------

TOTAL ASSETS                                                         $ 23,391                $ 30,100
                                                                     ========                ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES:
  Due to Related Party                                               $    100                $    100
                                                                     --------                --------
STOCKHOLDERS' EQUITY
  Common stock:  authorized 100,000,000; $0.001 par value;
   33,000,000 shares issued and outstanding at
   January 31, 2014 and January 31, 2013                               33,000                  33,000
  Paid in capital                                                          --                      --
  Subscriptions receivable                                                 --                  (3,000)
  Deficit accumulated during the development stage                     (9,709)                     --
                                                                     --------                --------
TOTAL STOCKHOLDERS' EQUITY                                             23,291                  30,100
                                                                     --------                --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 23,391                $ 30,100
                                                                     ========                ========


    The accompanying notes are an integral part of these financial statements

                                  TICKET CORP.
                          (A Development Stage Company)
                            Statements of Operations
                                    (Audited)
--------------------------------------------------------------------------------

                                                                                 From Inception
                                                       The Year Ended        (January 17, 2013) to
                                                      January 31, 2014          January 31, 2013
                                                      ----------------          ----------------
REVENUES                                                $    44,000               $          --
                                                        -----------               -------------
TOTAL REVENUES                                               44,000                          --
                                                        -----------               -------------
COST OF GOODS SOLD
  Beta Test Expense                                             372                          --
  Purchases - Resale Tickets                                 11,156                          --
                                                        -----------               -------------
TOTAL COST OF GOODS SOLD                                     11,528                          --
                                                        -----------               -------------

GROSS PROFIT                                                 32,472                          --
                                                        -----------               -------------
OPERATING EXPENSES
  General and administrative                                 42,181                          --
                                                        -----------               -------------
TOTAL EXPENSES                                               42,181                          --
                                                        -----------               -------------

NET LOSS FOR THE PERIOD                                 $    (9,709)              $          --
                                                        ===========               =============
NET LOSS PER SHARE:
  BASIC AND DILUTED                                     $     (0.00)              $        0.00
                                                        ===========               =============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  BASIC AND DILUTED                                      33,000,000                  33,000,000
                                                        ===========               =============


    The accompanying notes are an integral part of these financial statements

                                  TICKET CORP.
                          (A Development Stage Company)
                  Statements of Changes in Shareholders' Equity
                                    (Audited)
--------------------------------------------------------------------------------

                                                 Common Stock
                                            ---------------------   Additional                                     Total
                                            Number of                Paid in     Subscriptions   Accumulated    Shareholders'
                                             Shares     Par Value    Capital      Receivable       Deficit         Equity
                                             ------     ---------    -------      ----------       -------         ------
Balance, January 17 2013 (Inception)               --    $    --    $     --       $     --       $     --       $       --

Common Shares issued for cash on
 January 31, 2013                          33,000,000         33      32,967         (3,000)            --           30,000

Net loss                                           --         --          --             --             --               --
                                           ----------    -------    --------       --------       --------       ----------
Balance, January 31, 2013                  33,000,000         33      32,967         (3,000)            --           30,000
                                           ==========    =======    ========       ========       ========       ==========

February 2013 - Subscription Receivable            --         --          --          3,000             --            3,000

Net loss                                           --         --          --             --         (9,709)          (9,709)
                                           ----------    -------    --------       --------       --------       ----------
Balance, January 31, 2014                  33,000,000    $    33    $ 32,967       $     --       $     --       $   23,291
                                           ==========    =======    ========       ========       ========       ==========


    The accompanying notes are an integral part of these financial statements

                                  TICKET CORP.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                    (Audited)
--------------------------------------------------------------------------------

                                                                                    From inception
                                                          The Year Ended        (January 17, 2013) to
                                                         January 31, 2014          January 31, 2013
                                                         ----------------          ----------------
OPERATING ACTIVITIES:
  Net loss                                                   $ (9,709)                 $     --
  Adjustment to reconcile net loss to net
   cash provided by operations:

  Changes in assets and liabilities:
    Accounts Receivable                                       (14,000)                       --
    Subscription Receivable                                     3,000                        --
                                                             --------                  --------
          Net cash provided by operating activities           (20,709)                       --

FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                           --                    30,000
  Due to related party                                             --                       100
                                                             --------                  --------
          Net cash provided by financing activities                --                    30,100
                                                             --------                  --------

Net increase in cash                                          (20,709)                   30,100

Cash, beginning of period                                      30,100                        --
                                                             --------                  --------

Cash, end of period                                          $  9,391                  $ 30,100
                                                             ========                  ========

Supplemental disclosure of cash flow information:

Cash paid during the period
  Taxes                                                      $     --                  $     --
                                                             ========                  ========
  Interest                                                   $     --                  $     --
                                                             ========                  ========


    The accompanying notes are an integral part of these financial statements

                                  TICKET CORP.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2014
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Ticket Corp. (the Company) was incorporated under the laws of the State of Nevada on January 17, 2013. The Company was formed to become a provider of tickets in the San Francisco Bay Area and a national provider of premium seats and entrance to concerts, sporting events, theatre and entertainment, including corporate and group ticketing, special events and promotions worldwide.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, development of its business plan and limited revenue generation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                                  TICKET CORP.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2014
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has generated $44,000 in revenue from its inception through January 31, 2014.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company's financial statements.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had limited operations during the period from January 17, 2013 (date of inception) to January 31, 2014. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the development stage and has minimal expenses, management believes that the Company's current cash of $9,391 and expected revenue from sales are sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding.

                                  TICKET CORP.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2014
--------------------------------------------------------------------------------

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6. RELATED PARTY TRANSACTIONS

The sole officer and two directors of the Company may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

As of January 31, 2014, $100 is owed to Russell Rhiengrover, CEO, from funds loaned by him to the Company and is non-interest bearing with no specific repayment terms.

NOTE 7. STOCK TRANSACTIONS

On January 31, 2013, the Company issued a total of 33,000,000 shares of common stock to its sole officer Russell Rhiengrover for cash in the amount of $0.001 per share for a total of $33,000.

As of January 31, 2014 the Company had 33,000,000 shares of common stock issued and outstanding.

NOTE 8. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of January 31, 2014:

Common stock, $ 0.001 par value: 100,000,000 shares authorized; 33,000,000 shares issued and outstanding.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after January 31, 2014 up through date the Company issued these financial statements and found no subsequent events to be reported.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

           Expenses(1)                              US($)
           -----------                            ---------
     SEC Registration Fee                        $     7.00
     Legal                                       $ 2,500.00
     Accounting and Auditing                     $ 2,800.00
     Other Professional Fees                     $ 7,200.00
     Printing of Prospectus                      $    93.00
                                                 ----------
     TOTAL                                       $12,600.00
                                                 ==========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 31, 2013, the Company issued a total of 33,000,000 shares of common stock to Russell Rheingrover for cash at $0.001 per share for a total of $33,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the Company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                Description
     ------                -----------
     3.1        Articles of Incorporation (filed previously)
     3.1.1      Certificate of Correction (filed previously)
     3.2        Bylaws (filed previously)
     5.1        Opinion re: Legality and Consent of Counsel (filed previously)
     10.1       Software Consulting and Development Agreement (filed previously)
     10.2       Commitment letter from Russell Rheingrover (filed previously)
     16.1       Letter re: change in certifying accountant (filed previously)
     23.1       Consent of Independent Auditor
     99.1       Subscription Agreement (filed previously)

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santee, State of California on June 3, 2014.


                                 Ticket Corp., Registrant


                                 By: /s/ Russell Rheingrover
                                    --------------------------------------------
                                    Russell Rheingrover, CEO
                                    Principal Executive Officer, Secretary
                                    and Director


                                 By: /s/ Kristi Ann Nelson
                                    --------------------------------------------
                                    Kristi Ann Nelson
                                    CFO, Treasurer, Principal Financial Officer,
                                    Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Russell Rheingrover          Principal Executive Officer & Director        June 3, 2014
-----------------------------    --------------------------------------        ------------
Russell Rheingrover                               Title                            Date


/s/ Kristi Ann Nelson            Principal Financial Officer & Director        June 3, 2014
-----------------------------    --------------------------------------        ------------
Kristi Ann Nelson                                 Title                            Date


/s/ Kristi Ann Nelson            Principal Accounting Officer & Director       June 3, 2014
-----------------------------    ---------------------------------------       ------------
Kristi Ann Nelson                                 Title                            Date